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                      SECURITIES AND EXCHANGE COMMISSION

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
            Securities Exchange Act of 1934 (Amendment No.       )
                              -------------------

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
[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the Appropriate Box:
[X]  Preliminary Proxy Statement                    [ ]  Confidential, for Use of the Commission Only (as permitted by
                                                         Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12
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                              SOURCE MEDIA, INC.
               (Name of Registrant as Specified in its Charter)

                              -------------------

Payment of Filing Fee (check the appropriate box):

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
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies: __________________________________

     2)   Aggregate number of securities to which transaction applies:______________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          __________________________________________________________________________________________________

     4)   Proposed maximum aggregate value of transaction: _________________________________________________

     5)   Total fee paid:___________________________________________________________________________________

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:___________________________________________________________________________

     2)   Form, Schedule or Registration Statement No.: ____________________________________________________

     3)   Filing Party: ____________________________________________________________________________________

     4)   Date Filed: ______________________________________________________________________________________

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                        Copies of all communications to:

                             IRA I. ROXLAND, Esq.
                            DAN L. ROSENBAUM, Esq.
                Cooperman Levitt Winikoff Lester & Newman, P.C.
                               800 Third Avenue
                           New York, New York  10022
                                (212) 688-7000

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                              SOURCE MEDIA, INC.
                          5400 LBJ Freeway, Suite 680
                              Dallas, Texas 75240



                                    June ___, 2000



Dear Warrantholder,

     Your redeemable common stock purchase warrants, which were originally issued in June 1993, are scheduled by their terms to expire on June 23, 2000.
We are willing to extend the expiration date of your warrants for a period of six months to December 22, 2000, thereby affording you the opportunity, should the market price of our common stock increase, to acquire our shares at what may prove to be a favorable price, but only if you consent to a modification of the conditions under which we may call your warrants for redemption. This proposed modification is discussed in the accompanying consent statement.

     We encourage you to consent to our proposed modification of the redemption terms of your warrants. If you consent to such modification, please sign the enclosed consent form and return it in the enclosed postage-paid pre-addressed envelope. Alternatively, you can return this form to us by fax at (972) 701-5567. If you do not wish to consent to this modification, you need do nothing. In such event, your warrants will remain unmodified and, unless exercised, will expire, as scheduled, on June 23, 2000.

     TO BE EFFECTIVE, WE MUST RECEIVE YOUR WRITTEN CONSENT PRIOR TO 5:00 P.M., NEW YORK TIME, ON JUNE 23, 2000.


                                    Sincerely,


                                    Stephen W. Palley
                                    President and Chief Executive Officer

                              SOURCE MEDIA, INC.

                             _____________________

                         SOLICITATION OF CONSENTS FROM

                  HOLDERS  OF COMMON STOCK PURCHASE WARRANTS

                       TO MODIFICATION OF WARRANT TERMS

     This consent statement and the accompanying consent form are being furnished to the holders of the redeemable common stock purchase warrants of Source Media, Inc., a Delaware corporation, originally issued pursuant to a warrant agreement dated June 23, 1993 between the Company and Continental Stock Transfer & Trust Company, as warrant agent. These materials relate to the solicitation by the Company's Board of Directors of written consents from such holders to a proposed modification to both the warrants and the warrant agreement to change the terms and conditions that govern the circumstances under which the Company may call the warrants for redemption. As of June ___, 2000, warrants to purchase [2,253,863] shares of the Company's common stock were outstanding. Warrantholders of record at the close of business on June ___, 2000 are entitled to receive notice of and consent to this modification.

     The cost of soliciting consents will be borne entirely by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to reimburse them at customary rates for distributing these materials to beneficial owners of warrants.

     Each warrantholder who completes and executes the accompanying consent form will be considered to have consented to the proposed modification to both the warrants and the warrant agreement if such consent is received by the Company before 5:00 p.m., New York time, on June 23, 2000. The modification will become effective with respect to each consenting warrantholder upon receipt of such holder's written consent, regardless of whether any or all of the other warrantholders consent to the modification. Each consent, once received by the Company, shall be irrevocable and shall become effective immediately upon receipt.

     If you do not wish to consent to the proposed modification, you need take no action whatsoever. In such event, your warrants will remain unmodified and, unless exercised, will expire in accordance with their terms at 5:00 p.m., New York time, on June 23, 2000.

     If you consent to the proposed modification, your existing certificates will continue to represent your interest in the warrants following such modification. DO NOT DESTROY YOUR CERTIFICATES AND DO NOT MAIL THEM TO THE COMPANY OR TO THE WARRANT AGENT UNLESS AND UNTIL YOU WISH TO EXERCISE THE WARRANTS.

     This consent statement and the accompanying consent form were first mailed to warrantholders on or about June ___, 2000. The address of the principal executive office of the Company is 5400 LBJ Freeway, Dallas, Texas 75240; telephone (972) 701-5400.

                             PROPOSED MODIFICATION

Description of Proposed Modification

     Section 6.1 of the warrant agreement currently provides that the warrants may be called for redemption, at the option of the Company, as a whole at any time or in part from time to time, after they become exercisable and prior to their expiration, at the price of $.01 per warrant, provided that the last sales price of the Company's common stock has been at least 181.81% of the then effective exercise price of the warrants on each of the 20 consecutive trading days ending on the third business day prior to the date on which notice of redemption is given.

     On June __, 2000, the Company's Board of Directors unanimously approved extending the scheduled expiration date of the warrants to December 22, 2000, provided that the respective holders of the warrants agree to a modification of section 6.1 of the warrant agreement to reduce the closing sales price of the Company's common stock at which the Company may exercise its right to call the warrants from redemption, from 181.81% of the then effective exercise price to 118.18%, and to reduce the time the Company's common stock must trade at that level from 20 consecutive trading days to ten consecutive trading days. The current exercise price of the warrants is $11.00 per share. For the Company to call the warrants for redemption under the warrant agreement as presently in effect, the last sales price of the Company's common stock must be $20.00 per share or more for 20 consecutive trading days. The proposed modification would allow the Company to call the warrants for redemption if the last sales price of the Company's common stock was $13.00 per share or more for ten consecutive trading days. As required by the warrant agreement, GKN Securities Corp. has consented to the proposed modification.

     Your consent to this modification will not affect any other provisions of either the warrant agreement or your warrants or your interest in and to the warrants or in and to the shares of the Company's common stock issuable upon their exercise.

Why the Board believes you should consent to the proposed modification

     The warrants are scheduled to expire by their terms on June 23, 2000. Given the significant reduction in the market price of the Company's common stock over the past several months, closing most recently at $ ___ per share on June __, 2000, the Board believes that it is unlikely that the warrants, which are currently exercisable at $11.00 per share, will be exercised in any appreciable quantity, if at all, prior to their scheduled expiration.

     The Board believes that the Company's common stock is presently undervalued. The Board is reluctant to relinquish the possibility that, if there were to be a significant sustained increase in the common stock's market price and the warrants were then still outstanding, all or a significant portion of the warrants would be exercised. The Company would receive additional working capital of more than $24 million if all of the currently outstanding warrants were exercised. There are, of course, no assurances as to any future increase in the market price of our common stock or as to the extent of future warrant exercises, if any.

     There is no legal requirement compelling the Board to extend the expiration date of the warrants. Nevertheless, the Board is prepared to voluntarily extend the warrants for an additional six months, thereby enhancing the Company's possibility of deriving additional working capital from future warrant exercises, but the Board's willingness to do so is expressly predicated upon obtaining the consent of warrantholders to a reduction in the market price of the Company's common stock that would trigger the Company's right to call the warrants for redemption.

     Approval of the proposed modification would enable the Company's to call the warrants for redemption at a substantially lower market price threshold than required by the present call provisions. It would compel warrantholders to exercise their warrants when they might otherwise not be inclined to do so or lose their purchase rights upon the Company's payment of the nominal redemption price of $0.01 per warrant. This may be viewed as detrimental to warrantholders, but for the fact that, absent their consent to the proposed modification, they would have no rights whatsoever as warrantholders subsequent to June 23, 2000.

Federal Income Tax Consequences of Giving Consent

     The proposed modification of the warrants or, if a holder does not consent to the modification, the expiration of the warrants, will be treated, in each case, as a taxable event for federal income tax purposes under the Internal Revenue Code. A warrantholder who consents to the modification will be required for federal income tax purposes to recognize either a gain or a loss, dependent on the holder's basis in the warrants, equal to the difference between the fair market value of the warrants at the time the modification is made and the warrantholder's basis in the warrant immediately prior to the modification. A warrantholder who does not consent to the modification will be required for federal income tax purposes to recognize a loss at the time of the expiration equal to the holder's basis in the warrant. The gain or loss arising from the modification, or the loss arising from an expiration, will, in either case, be capital in nature, rather than ordinary, assuming that the underlying shares of the Company's common stock would be treated as capital assets if they had been acquired by the warrantholder through the exercise of the warrants. A warrantholder who consents to the modification will commence a new holding period in the holder's warrants for determining long term or short term gain and will acquire a new tax basis in the warrants equal to the fair market value of the warrants at the time of the modification.

     The foregoing is only a brief summary of the anticipated tax effects of the proposed modification of the warrants under current federal tax law. Warrantholders are encouraged to consult with their own tax advisors regarding the effects of the modification under applicable federal, state, local and foreign tax laws and regulations.

Recommendation of the Board of Directors

     For the reasons set forth above, the Board of Directors recommends that you consent to the proposed modification of the warrant agreement and the warrants.

                         PRINCIPAL HOLDERS OF WARRANTS
                     AND SECURITY OWNERSHIP OF MANAGEMENT

     As of June ___, 2000, the Company was not aware of any person who beneficially owned 5% or more of the then outstanding warrants. As of such date, no director or executive officer of the Company was the beneficial owner of any of the warrants.

                   INCORPORATION OF INFORMATION BY REFERENCE

     Incorporated herein by reference are the management's discussion and analysis of financial condition and results of operations and disclosures about market risk contained in the Company's Annual Report on Form 10-K, the Company's audited consolidated financial statements and related notes for the year ended December 31, 1999 contained in Amendment No.1 to the Company's Annual Report on Form 10-K, and the Company's unaudited consolidated financial statements and related notes for the fiscal period ended March 31, 2000 contained in the Company's Quarterly Report on Form 10-Q, each as filed with the Securities and Exchange Commission.

                              SOURCE MEDIA, INC.

                       WRITTEN CONSENT OF WARRANTHOLDER

     The undersigned hereby consents to the modification of all of the common stock purchase warrants dated June 23, 1993, issued by Source Media, Inc., a Delaware corporation (the "Company"), with respect to which the undersigned is entitled to act, to reduce the closing price of the Company's common stock required for the Company to exercise its right to redeem such warrants from 181.81% of the then effective exercise price of the warrants to 118.18% of the then effective exercise price of the warrants and reduce the number of days over which the last sales price of the Company's common stock must equal or exceed such amount, all as further described in the Company's consent statement dated June ___, 2000.

     The undersigned acknowledges receipt of the notice of solicitation of consents from warrantholders and the Company's consent statement dated June ___, 2000.

     You are urged to sign and return your consent to the Company without delay, AND IN ALL EVENTS BY THE CLOSE OF BUSINESS ON JUNE 23, 2000, in the return envelope provided for that purpose which requires no postage if mailed in the United States or return it by fax to (972) 701-5567.


                              _______________________
                              Name of Warrantholder

                              _______________________


                              _______________________
                              Signature(s) of Warrantholder(s)

                              Dated: June ____, 2000


When signing this written consent, please date it and take care to have the signature conform to the warrantholder's name as it appears on the warrant certificates or on a DTC security position listing as of the record date. If warrants are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.